MOORE STEPHENS WURTH FRAZER AND TORBET, LLP
Certified Public Accountants and Consultants

LETTER FROM PREDECESSOR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

U.S. Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549-6010

Dear Ladies and Gentlemen:

We are the predecessor independent registered public accounting firm for Fushi Copperweld, Inc. (the "Company"). We have read the Company's disclosure set forth in Item 4.01, "Changes in Registrant's Certifying Accountant", of the Company's Current Report on Form 8-K dated on January 7, 2010 (the Current Report) and are in agreement with the disclosure in the Current Report insofar as it pertains to our firm.

Moore Stephens Wurth Frazer and Torbet, LLP

Brea, California
January 7, 2010

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